Exhibit 21
Subsidiaries of the Registrant

Jurisdiction of
Company	Incorporation/Organisation
AMCo Water Metering Systems Holding, Inc.	Florida, United States
Compania Colombiana de Medidores Tavira S.A.	Colombia
Coronis S.A.S	France
Coronis Systems Inc.	Illinois, United States
Eisel Gaz Armatürleri Sanayive Ticaret A.S.	Turkey
Elster - Instromet S.L.	Spain
ELSTER (UK) Ltd	United Kingdom
Elster Amco de Mexico S. de R.L. de C.V.	Mexico
Elster Amco de Servicios de Mexico S. de R.L. de C.V.	Mexico
ELSTER AMCO DE SUDAMÉRICA S.A.	Argentina
Elster AMCO Water, Inc.	Florida, United States
Elster AMCO Water, Inc.	Puerto Rico, United States
Elster American Meter Company	North Carolina, United States
Elster Canadian Meter Company Inc.	Ontario, Canada
Elster Electricity LLC	North Carolina, United States
Elster Energiemesstechnik ICM GmbH	Germany
Elster GmbH	Germany
Elster Group GmbH	Germany
Elster Holdings Netherlands B.V.	Netherlands
Elster Holdings UK Limited	United Kingdom
Elster Holdings US, Inc.	North Carolina, United States
Elster Iberconta S.A.	Spain
Elster Instromet India Pty. Ltd.	India
Elster Integrated Solutions, LLC	North Carolina, United States
ELSTER JEAVONS LIMITED	United Kingdom
Elster Kent Hellas Ltd.	Greece
Elster Kent Metering (Pty.) Ltd.	South Africa
ELSTER Kent Metering Sp. z o.o.	Poland
Elster Medição de Água S/A	Brazil
Elster Medição de Energia Ltda.	Brazil
Elster Medicion S.A.	Chile
Elster Medidores S.A.	Argentina
Elster Medidores S.A.	Peru
Elster Medidores S.A. de C.V.	Mexico
Elster Méréstechnika Kft.	Hungary
Elster Messtechnik GmbH	Germany
Elster Metering AS	Norway
Elster Metering Holdings Ltd.	United Kingdom
Elster Metering Ltd.	United Kingdom
Elster Metering Private Limited	India
Elster Metering Pty Ltd	Australia
Elster Metering Shanghai Ltd.	China
Elster Metering srl.	Romania
Elster N.V.	Belgium
Elster Perfection Corporation	Ohio, United States
Elster Rometrics S.r.l.	Romania
Elster S.A.S.	France
Elster S.r.l.	Italy

Jurisdiction of
Company	Incorporation/Organisation
Elster s.r.o.	Slovakia
Elster Sayac Cözümleri Limited Sirketi	Turkey
ELSTER SERVICE GmbH	Germany
Elster Tavira S.A.	Venezuela
Elster Ukraine LLC	Ukraine
Elster-Instromet A/S	Denmark
Elster-Instromet B.V.	Netherlands
Elster-Instromet Invest N.V.	Belgium
Elster-Instromet OOO	Russian Federation
Elster-Instromet Sdn. Bhd.	Malaysia
Elster-Instromet U.K. Ltd.	United Kingdom
Elster-Instromet Vertriebsgesellschaft m.b.H.	Austria
Energy Management SARL	France
EnergyICT GmbH	Germany
EnergyICT Inc. US	North Carolina, United States
EnergyICT Ltd	United Kingdom
EnergyICT N.V.	Belgium
EnergyICT Nederland BV	Netherlands
EnergyICT Pty Ltd Australia	Australia
EnergyICT SARL	France
EnergyInformation and Communication Technologies Ltd	United Kingdom
EnergyIT Ltd	United Kingdom
EnergyMGT Ltd	United Kingdom
Galileo la Rioja S.A.	Argentinia
Gas Service Freiberg GmbH	Germany
Gas- und Wassermesserfabrik AG	Switzerland
H + H Engineered Molded Products Inc.	Ohio, United States
Hauck Combustion Equipment (Nanjing), Ltd.	China
Hauck Manufacturing Company Inc.	Ohio, United States
Helsacomp GmbH	Germany
Instromet AG	Switzerland
Instromet Canada Ltd.	Alberta, Canada
Instromet Mexicana de S. de R.L. de C.V.	Mexico
Instromet Polska Sp. zo.o.	Poland
INTERGAZ — Sp. z o. o.	Poland
Ipsam International N.V.	Belgium
JV BEMKROMGAS	Belarus
Kromschroder (UK) Ltd.	United Kingdom
Kromschroeder S.A.	Spain
METEKO-PREMAGAS OOO	Ukraine
Ningbo Wateau Metering Co	China
OOO Elster Gaselectronica	Russian Federation
OOO Elster Metronica	Russian Federation
Premagas Kromschröder Ukraine s.o.	Ukraine
Quianwei Kromschröder Meters Co. Ltd.	China
SC Elster Aeroteh SRL	Romania
Sejong-AMC Corporation LTD.	South Korea
Servex Hungary Ltd.	Hungary
Shanghai Elster AMCO Gas Equipment Co., Ltd.	China
Shanghai Kromschroeder Meters Co Ltd.	China